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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (Date of earliest event reported): June 30, 1999



                             TELENETICS CORPORATION
             (Exact name of registrant as specified in its charter)

         California                     0-16580                  33-0061894
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


                            26772 Vista Terrace Drive
                          Lake Forest, California 92630
                    (Address of Principal Executive Offices)

                                 (949) 455-4000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report.)

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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.

             On June 30, 1999, Telenetics Corporation (the "Company") completed the acquisition of all of the assets of Sunnyvale General Devices and Instruments, Inc. ("GDI"). GDI was a provider of communications equipment for the traffic control and transportation industries headquartered in Verdi, Nevada. The Company may continue the prior business of GDI as a separate component of the Company's overall business.

             The acquisition will to be accounted for using the purchase method of accounting. The aggregate purchase price, excluding acquisition costs, was comprised of $350,000 cash plus 400,000 shares of the Company's Series C 7.0% Convertible Preferred Stock. The cash portion of the acquisition was funded through the Company's line of credit with Celtic Capital Corporation. In determining the purchase price for GDI, the Company took into account the value of companies of similar industry and size to GDI, comparable transactions and the market for such companies generally.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

             2.1 Asset Purchase Agreement effective as of June 1, 1999 by and among the Company, Sunnyvale General Devices and Instruments, Inc. and Frank R. Ribelin

             2.2 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series C 7.0% Convertible Preferred Stock of Telenetics Corporation


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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 14, 1999                            TELENETICS CORPORATION


                                               By: /S/DAVID STONE
                                                   -----------------------------
                                                      David Stone
                                                      Chief Financial Officer


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                                  EXHIBIT INDEX
                                  -------------


Exhibit 2.1 Asset Purchase Agreement effective as of June 1, 1999 by and among the Company, Sunnyvale General Devices and Instruments, Inc. and Frank R. Ribelin

Exhibit 2.2 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series C 7.0% Convertible Preferred Stock of Telenetics Corporation


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